Exhibit 2.2
THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT is made as of March 12, 2019 (this “Amendment”) by and among PHILLIPS EDISON & COMPANY INC., a Maryland corporation (the “Company”), PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership (the “Operating Partnership”), the Contributors listed on Exhibit A to the Agreement (as defined below), and Jeffrey S. Edison, as Contributors’ Representative (as defined in the Agreement).
WHEREAS, the parties hereto are parties to that certain Contribution Agreement dated as of May 18, 2017, as amended by that certain Amendment to Contribution Agreement dated as of October 4, 2017 (the “Agreement”), relating, inter alia, to the contribution to the Operating Partnership by the Contributors of certain interests and assets as set forth in the Agreement; and
WHEREAS, the parties hereto now desire to amend the Agreement in the manner hereinafter set forth herein.
NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Amendment of Section 1.06. Section 1.06(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(ii)    Liquidity Event Earn-Out.
(A)    The Contributors shall earn Contingent Consideration in connection with the Liquidity Event Earn-Out (the “Liquidity Event Earn-Out Unit Amount”) as follows:
(1)    If PEGC I achieves a Liquidity Event prior to December 31, 2021, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to:
a.    Five million (5,000,000) OP Units, if the Liquidity Event involves a Liquidity Event Price Per Share greater than or equal to eleven dollars and twenty cents ($11.20);
b.    Such number of OP Units (rounded up to the nearest whole number) as is equal to three million (3,000,000) plus the product of (x) the quotient obtained by dividing the Liquidity Event Price Per Share Spread by two dollars and forty cents ($2.40) and (y) two million (2,000,000), if the Liquidity Event involves a Liquidity Event Price Per Share greater than or equal to eight dollars and eighty cents ($8.80) but less than eleven dollars and twenty cents ($11.20); or
c.    Three million (3,000,000) OP Units if the Liquidity Event involves a Liquidity Event Price Per Share of less than eight dollars and eighty cents ($8.80);
(2)    If PEGC I achieves a Liquidity Event between January 1, 2022 and December 31, 2022, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to two-thirds (2/3) of the Liquidity Event Earn-Out Unit Amount that would otherwise have been earned if the Liquidity Event had been achieved prior to December 31, 2021 in accordance with Section 1.06(a)(ii)(A)(1) above (rounded up to the nearest whole number);

(3)    If PEGC I achieves a Liquidity Event between January 1, 2023 and December 31, 2023, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to one-third (1/3) of the Liquidity Event Earn-Out Unit Amount that would otherwise have been earned if the Liquidity Event had been achieved prior to December 31, 2021 in accordance with Section 1.06(a)(ii)(A)(1) above (rounded up to the nearest whole number); or
(4)    If PEGC I achieves a Liquidity Event after December 31, 2023, then the Contributors shall earn no Liquidity Event Earn-Out Unit Amount.
(B)    PEGC I OP shall issue and deliver to the Contributors’ Representative (for the benefit of the Contributors) consideration in connection with the Liquidity Event Earn-Out Unit Amount earned in accordance with this Section 1.06(a)(ii) (the “Liquidity Event Earn-Out Unit Delivery” and, together with the PEGC III Earn-Out Unit Delivery, the “Earn-Out Unit Deliveries”). As promptly as practicable following a Liquidity Event, the Contributors’ Representative shall prepare and deliver to PEGC I OP a statement (the “Liquidity Event Earn-Out Statement” and, together with the PEGC III Earn-Out Statements, the “Earn-Out Statements”) setting forth in writing and in reasonable detail the number of OP Units comprising the Liquidity Event Earn-Out Unit Delivery, if any, deliverable to the Contributors; provided, however, that PEGC I OP shall have the right, in its sole and absolute discretion, to engage the Independent Accounting Firm to review the accuracy of such statement in accordance with Section 1.06(c). Notwithstanding the payment mechanics set forth in this Section 1.06(a)(ii)(B), if the Liquidity Event giving rise to the Liquidity Event Earn-Out is a Sale Event or an M&A Event, the Contributors’ Representative and PEGC I OP each shall use their reasonable best efforts to take all actions necessary to ensure that the Contributors (or their designees) will be issued and delivered the OP Units payable in connection with such Sale Event or M&A Event as of immediately prior to the consummation of such Sale Event or M&A Event (but expressly conditioned on the closing thereof), with a view toward ensuring that such OP Units will be given the opportunity to participate in the benefits of the Sale Event or M&A Event to the same extent as other holders of OP Units.
(C)    In the event PEGC I OP or the Contributors’ Representative determines that any Extraordinary Transaction prior to December 31, 2023 results in a dilution or enlargement of the benefits or potential benefits intended to be made available to the Contributors under the Liquidity Event Earn-Out, the parties agree to negotiate in good faith and consider such factors as may be reasonably appropriate to equitably adjust the Liquidity Event Earn-Out to take into account the effects of such Extraordinary Transaction.”
2.     Full Force and Effect. Except only as expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect and binding upon the parties to the Agreement in accordance with its terms. All references to “this Agreement” in the Agreement shall be deemed to refer to the Agreement, as amended by this Amendment.
3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Amendment transmitted by electronic means shall be valid and effective to bind the party so signing.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PHILLIPS EDISON & COMPANY, INC.

By:	/s/ Devin I. Murphy
Name: Devin I. Murphy
Title: Chief Financial Officer and Treasurer

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

By:	Phillips Edison Grocery Center OP GP I LLC, its sole general partner

By:	/s/ Devin I. Murphy
Name: Devin I. Murphy
Title: Chief Financial Officer and Treasurer

CONTRIBUTORS’ REPRESENTATIVE:

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison

CONTRIBUTORS:

PHILLIPS EDISON LIMITED PARTNERSHIP

By:	Phillips Edison & Company, LLC, its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

DOUBLEDAY STATION LLC

By:	Doubleday Station Member LLC, its sole member
By:	Phillips Edison Limited Partnership, its sole member
By:	Phillips Edison & Company, LLC, its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

 [signatures continue on following page]

AEGIS REALTY OPERATING PARTNERSHIP, L.P.

By:	Doubleday Station LLC, its general partner
By:	Doubleday Station Member LLC, its sole member
By:	Phillips Edison Limited Partnership, its sole member
By:	Phillips Edison & Company, LLC, its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

WG STATION HOLDING COMPANY LLC

By:	Phillips Edison Limited Partnership, its managing member
By:	Phillips Edison & Company, LLC, its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

EAST POINTE STATION II HOLDCO LLC

By:	Phillips Edison Limited Partnership, its manager
By:	Phillips Edison & Company, LLC, its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

PECO II INC.

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President